Exhibit (a)(1)(B)

Letter of Transmittal

For Tender of Shares of
Series B Senior Preferred Stock
of Centrus Energy Corp.

At a Purchase Price of $959.54 per share of

Series B Senior Preferred Stock

Pursuant to the Offer to Purchase Dated October 19, 2020

THE OFFER, PRO-RATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON NOVEMBER 17, 2020, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND.

The undersigned represents that I (we) have full authority to tender without restriction the certificate(s) listed below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for shares of Series B Senior Preferred Stock, $1.00 par value per share, of Centrus Energy Corp. (“Centrus”) (the “Series B Preferred Shares”) tendered pursuant to this Letter of Transmittal, for purchase by us at a purchase price per share (inclusive of any rights to accrued but unpaid dividends) of $954.59 per Series B Preferred Share, to the seller in cash, less any applicable withholding taxes (the “Purchase Price”), upon the terms and subject to the conditions in the Offer to Purchase, dated October 19, 2020 (the “Offer to Purchase” and, together with this Letter of Transmittal, as they may be amended or supplemented from time to time, the “Offer”). The aggregate liquidation preference per Series B Preferred Share (including accrued but unpaid dividends) was $1,272.78 as of September 30, 2020. Under no circumstances, will Centrus pay interest as part of the consideration for the Offer, including, but not limited to, by reason of any delay in making payment.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 2.

Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your Series B Preferred Shares, to:

By Mail:	By Overnight Courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021

Pursuant to the Offer to Purchase up to $60,000,000 of shares of its Series B Senior Preferred Stock (the “Series B Preferred Shares”) for a purchase price per share (inclusive of any rights to accrued but unpaid dividends) of $954.59 in cash, less any applicable withholding taxes (up to 62,854 outstanding Series B Preferred Shares of the Company) of the issued and outstanding Series B Preferred Shares, the undersigned encloses herewith and tenders the following certificates representing shares of Centrus:

ACCOUNT NUMBER           CERT SHARES           BOOK SHARES          TOTAL SHARES           ISSUE NUMBER

FOR OFFICE USE ONLY Approved W-9 Completed
DESCRIPTION OF SHARES TENDERED (SEE INSTRUCTIONS 3 AND 4)
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER (S) (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON SHARE CERTIFICATE(S)) and/or ACCOUNT STATEMENT	CERTIFICATES TENDERED (ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)
	Certificate Number(s) and/or indicate Book- Entry	Total Number of Series B Senior Preferred Stock Represented by Certificate(s)	Number of Series B Senior Preferred Stock Tendered (1,2)

Total Series B Senior Preferred Stock Tendered

SCAN TO CA VOLUNTARY COY

(1)    If Series B Preferred Shares are held in Book-Entry form, you MUST indicate the number of Series B Preferred Shares you are tendering. Otherwise, all Series B Preferred Shares represented by Book-Entry delivered to the Depositary Agent will be deemed to have been tendered.

(2)    If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of Series B Preferred Shares you wish to tender. Otherwise, all Series B Preferred Shares represented by share certificates delivered to the Depositary Agent will be deemed to have been tendered. See Instruction 4.

THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR CERTIFICATES FOR SHARES OF SERIES B SENIOR PREFERRED STOCK TO COMPUTERSHARE TRUST COMPANY, N.A. (THE “DEPOSITARY”) AT ONE OF THE ADDRESSES SET FORTH BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO CENTRUS OR D.F. KING & CO., INC. (THE “INFORMATION AGENT”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

READ THE INSTRUCTIONS CAREFULLY BEFORE
COMPLETING THIS LETTER OF TRANSMITTAL.

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE ATTACHED IRS FORM W-9
OR APPROPRIATE IRS FORM W-8.

This Letter of Transmittal is to be used either if you hold certificates for shares of Series B Senior Preferred Stock of Centrus, par value $1.00 per share (the “Series B Preferred Shares”), or your Series B Preferred Shares are held in book entry form on the records of the Depositary or, unless an Agent’s Message (defined below) is used, if delivery of Series B Preferred Shares is to be made by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company, which is referred to as the Book-Entry Transfer Facility, pursuant to the procedures set forth in the section entitled “The Offer — Procedure for Tendering Series B Preferred Shares” of the Offer to Purchase dated October 19, 2020 (as may be amended or supplemented from time to time, the “Offer to Purchase”). Tendering stockholders must deliver either the certificates for, or timely confirmation of book-entry transfer in accordance with the procedures described in the section of the Offer to Purchase entitled “The Offer — Procedure for Tendering Series B Preferred Shares” with respect to, their Series B Preferred Shares and all other documents required by this Letter of Transmittal to the Depositary by 5:00 p.m., Eastern Standard Time, on November 17, 2020 (as this time may be extended at any time or from time to time by Centrus in its sole discretion in accordance with the terms of the Offer (the “Expiration Date”)). See the section of the Offer to Purchase entitled “The Offer — General Terms — Offer Period”. Tendering stockholders whose certificates for Series B Preferred Shares are not immediately available or who cannot deliver either the certificates for, or timely confirmation of book-entry in accordance with the procedures described in the section of the Offer to Purchase entitled “The Offer — Procedure for Tendering Series B Preferred Shares” with respect to, their Series B Preferred Shares and all other documents required by this Letter of Transmittal to the Depositary by the time provided immediately above must tender their Series B Preferred Shares in accordance with the guaranteed delivery procedures set forth in the section of the Offer to Purchase entitled “The Offer — Procedure for Tendering Series B Preferred Shares — Guaranteed Delivery Procedures”. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.

Your attention is directed in particular to the following: If you want to retain the Series B Preferred Shares you own, you do not need to take any action.

LOST OR DESTROYED CERTIFICATE(S)

IF ANY STOCK CERTIFICATE REPRESENTING SERIES B SENIOR PREFERRED STOCK THAT YOU OWN HAS BEEN LOST, STOLEN OR DESTROYED, PLEASE CONTACT THE DEPOSITARY PROMPTLY TO OBTAIN INSTRUCTIONS AS TO THE STEPS THAT MUST BE TAKEN IN ORDER TO REPLACE THE CERTIFICATE. THIS LETTER OF TRANSMITTAL AND RELATED DOCUMENTS CANNOT BE PROCESSED UNTIL THE PROCEDURES FOR REPLACING LOST OR DESTROYED CERTIFICATES HAVE BEEN FOLLOWED. PLEASE CONTACT THE DEPOSITARY IMMEDIATELY TO PERMIT TIMELY PROCESSING OF THE REPLACEMENT DOCUMENTATION. SEE INSTRUCTION 12.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentleman:

The undersigned hereby tenders to Centrus Energy Corp., a Delaware corporation (“Centrus”), the above-described shares of Centrus’ Series B Senior Preferred Stock, par value $1.00 per share (the “Series B Preferred Shares”), at the price per Series B Preferred Share indicated in this Letter of Transmittal, to the seller in cash, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in Centrus’ Offer to Purchase dated October 19 , 2020 (as amended or supplemented from time to time, the “Offer to Purchase”) and this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged.

Subject to and effective on acceptance for payment of, and payment for, the Series B Preferred Shares tendered with this Letter of Transmittal in accordance with, and subject to, the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Centrus, all right, title and interest in and to all the Series B Preferred Shares that are being tendered hereby, to the full extent of the undersigned’s rights with respect to such tendered Series B Preferred Shares to (a) deliver certificates for such tendered Series B Preferred Shares or transfer ownership of such tendered Series B Preferred Shares on the account books maintained by The Depository Trust Company (the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, Centrus upon receipt by the Depositary, as the undersigned’s agent, of the aggregate purchase price with respect to such tendered Series B Preferred Shares, (b) present such tendered Series B Preferred Shares for cancellation and transfer on Centrus’ books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered Series B Preferred Shares, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the tendered Series B Preferred Shares and, when the same are accepted for payment, Centrus will acquire good title thereto, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered Series B Preferred Shares, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or Centrus, execute any additional documents deemed by the Depositary or Centrus to be necessary or desirable to complete the sale, assignment and transfer of the tendered Series B Preferred Shares (and any and all such other Series B Preferred Shares or other securities or rights), all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that:

1.	the valid tender of Series B Preferred Shares pursuant to any of the procedures described in the section of the Offer to Purchase entitled “The Offer — Procedure for Tendering Series B Preferred Shares” and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offer; Centrus’ acceptance of the tendered Series B Preferred Shares will constitute a binding agreement between the undersigned and Centrus on the terms and subject to the conditions of the Offer;

2.	it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Series B Preferred Shares for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Series B Preferred Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Series B Preferred Shares for the purpose of tender to Centrus within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Series B Preferred Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Series B Preferred Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Series B Preferred Shares so acquired for the purpose of tender to Centrus within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Series B Preferred Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering stockholder’s representation and warranty to Centrus that (y) such stockholder has a “net long position” in Series B Preferred Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (z) such tender of Series B Preferred Shares complies with Rule 14e-4. Centrus’ acceptance for payment of Series B Preferred Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering stockholder and Centrus upon the terms and subject to the conditions of the Offer;

3.	Centrus reserves the right, in its sole discretion, to increase or decrease the per share Purchase Price and to increase or decrease the value of Series B Preferred Shares sought in the Offer. We may increase the value of Series B Preferred Shares sought in the Offer to an amount greater than $60,000,000 million, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission, we may increase the number of Series B Preferred Shares accepted for payment in the Offer by no more than 2% of the outstanding Series B Preferred Shares without amending or extending the Offer;

4.	Series B Preferred Shares properly tendered prior to the Expiration Date and not properly withdrawn will be purchased in the Offer at the Purchase Price, upon the terms and subject to the conditions of the Offer, including pro-ration (because more than the number of Series B Preferred Shares sought are properly tendered) described in the Offer to Purchase;

5.	Centrus will return at its expense all Series B Preferred Shares it does not purchase, including Series B Preferred Shares not purchased because of pro-ration, promptly following the Expiration Date;

6.	under the circumstances set forth in the Offer to Purchase, Centrus expressly reserves the right, in its sole discretion, to terminate the Offer at any time and from time to time, upon the occurrence of any of the events set forth in the section of the Offer to Purchase entitled “The Offer — General Terms — Conditions to the Offer” and to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Series B Preferred Shares by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any such extension, all Series B Preferred Shares previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering stockholder to withdraw such stockholder’s Series B Preferred Shares;

7.	stockholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their Series B Preferred Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in the section of the Offer to Purchase entitled “The Offer — Procedure for Tendering Series B Preferred Shares — Guaranteed Delivery Procedures”;

8.	Centrus has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Series B Preferred Shares pursuant to the Offer; and

9.	WE ARE NOT MAKING THE OFFER TO STOCKHOLDERS IN ANY JURISDICTION OR IN ANY CIRCUMSTANCES WHERE IT WOULD BE ILLEGAL TO DO SO, PROVIDED THAT WE WILL COMPLY WITH THE REQUIREMENTS OF RULE 13E-4(F)(8) PROMULGATED UNDER THE EXCHANGE ACT. HOWEVER, WE MAY, AT OUR DISCRETION, TAKE ANY ACTIONS NECESSARY FOR US TO MAKE THE OFFER TO STOCKHOLDERS IN ANY SUCH JURISDICTION. IN ANY JURISDICTION WHERE THE SECURITIES OR BLUE SKY LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE BY CENTRUS OR ONE OR MORE REGISTERED BROKERS OR DEALERS, WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

The undersigned agrees to all of the terms and conditions of the Offer.

Unless otherwise indicated below in the section captioned “Special Payment Instructions,” please issue the check for payment of the Purchase Price and/or return any certificates for Series B Preferred Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Series B Preferred Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the Purchase Price and/or return any certificates for Series B Preferred Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Series B Preferred Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the Purchase Price and/or return any certificates for Series B Preferred Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 1) have been included with respect to Series B Preferred Shares for which Special Payment Instructions have been given. The undersigned recognizes that Centrus has no obligation pursuant to the “Special Payment Instructions” to transfer any Series B Preferred Shares from the name of the registered holder(s) thereof if Centrus does not accept for payment any of the Series B Preferred Shares.

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the aggregate Purchase Price of Series B Preferred Shares purchased and/or certificates for Series B Preferred Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature.

SPECIAL PAYMENT INSTRUCTIONS
 (See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for payment of the Purchase Price of Series B Preferred Shares accepted for payment are to be issued in the name of someone other than the undersigned.

Mail:		Issue:

Name:		Name:
	(please print)		(please print)

Address:		Address:

	(please include Zip Code)		(please include Zip Code)

9

IMPORTANT: STOCKHOLDERS SIGN HERE
(also please complete IRS Form W-9 or the appropriate IRS Form W-8)

Signature(s) of Owner(s):

Dated:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) of stock certificate(s) as evidenced by endorsement or stock powers transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the full title of the person should be set forth. See Instruction 5).

Name(s):

(Please Print)

Capacity (full title):

Address:
(Include Zip Code)

Name of Firm:

(Include Zip Code)

Authorized Signature:

Name:

(Please Type or Print)

Area Code and Telephone Number:

Dated: , 2020

NOTE: A notarization by a notary public is not acceptable.

PLACE MEDALLION GUARANTEE IN SPACE BELOW

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.	Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the Book-Entry Transfer Facility’s system whose name appears on a security position listing as the owner of the Series B Preferred Shares) of Series B Preferred Shares tendered herewith, unless such registered holder(s) has (have) completed the section captioned “Special Payment Instructions” on this Letter of Transmittal or (b) such Series B Preferred Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a medallion program approved by the Securities Transfer Agents Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as the term is defined in Exchange Act Rule 17Ad-15, each of the foregoing constituting an “Eligible Institution.” In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5. If you have any questions regarding the need for a signature guarantee, please call the Information Agent at (866) 864-7964.

2.	Requirements of Tender. This Letter of Transmittal is to be completed by stockholders either if certificates are to be forwarded herewith, shares are held in book-entry form on the records of the Depositary or, unless an Agent’s Message is utilized, if delivery of Series B Preferred Shares is to be made pursuant to the procedures for book-entry transfer set forth in the section of the Offer to Purchase entitled “The Offer — Procedure for Tendering Series B Preferred Shares”. For a stockholder to validly tender Series B Preferred Shares pursuant to the Offer, (a) a Letter of Transmittal, properly completed and duly executed, and the certificate(s) representing the tendered Series B Preferred Shares, together with any required signature guarantees, and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Date, or (b) a Letter of Transmittal (or facsimile of the Letter of Transmittal), properly completed and duly executed, together with any required Agent’s Message and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Date and Series B Preferred Shares must be delivered pursuant to the procedures for book-entry transfer set forth in this Letter of Transmittal (and a book-entry confirmation must be received by the Depositary) prior to the Expiration Date, or (c) the stockholder must comply with the guaranteed delivery procedures set forth below and in the section of the Offer to Purchase entitled “The Offer — Procedure for Tendering Series B Preferred Shares — Guaranteed Delivery Procedures”.

Tenders of Series B Preferred Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If Centrus extends the Offer beyond that time, tendered Series B Preferred Shares may be withdrawn at any time until the extended Expiration Date. Series B Preferred Shares that have not previously been accepted by Centrus for payment may be withdrawn at any time after 5:00 p.m., Eastern Standard Time, on November 17, 2020. To withdraw tendered Series B Preferred Shares, stockholders must deliver a written notice of withdrawal to the Depositary within the prescribed time period at one of the addresses set forth in this Letter of Transmittal. Any notice of withdrawal must specify the name of the tendering stockholder, the number of Series B Preferred Shares to be withdrawn, and the name of the registered holder of the Series B Preferred Shares. In addition, if the certificates for Series B Preferred Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of the certificates, the tendering stockholder must also submit the serial numbers shown on the particular certificates for Series B Preferred Shares to be withdrawn. If Series B Preferred Shares have been tendered pursuant to the procedures for book-entry transfer, the notice of withdrawal also must specify the name and the number of the account at Book-Entry Transfer Facility to be credited with the withdrawn Series B Preferred Shares and otherwise comply with the procedures of that facility. Withdrawals may not be rescinded and any Series B Preferred Shares withdrawn will not be properly tendered for purposes of the Offer unless the withdrawn Series B Preferred Shares are properly re-tendered prior to the Expiration Date by following the procedures described above.

Stockholders whose certificates for Series B Preferred Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their Series B Preferred Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in the section of the Offer to Purchase entitled “The Offer — Procedure for Tendering Series B Preferred Shares — Guaranteed Delivery Procedures”. Pursuant to those procedures, (a) tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Centrus, must be received by the Depositary prior to the Expiration Date and (c) the certificates for all tendered Series B Preferred Shares in proper form for transfer (or a book-entry confirmation with respect to all such Series B Preferred Shares), together with a Letter of Transmittal (or facsimile of the Letter of Transmittal), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message, and any other required documents, must be received by the Depositary, in each case by 5:00 p.m., Eastern Standard Time, within two trading days following the Expiration Date as provided in the section of the Offer to Purchase entitled “The Offer — Procedure for Tendering Series B Preferred Shares”. A “trading day” is any day on which the New York Stock Exchange is open for business. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Series B Preferred Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Centrus may enforce such agreement against the participant.

THE METHOD OF DELIVERY OF SHARES OF SERIES B SENIOR PREFERRED STOCK, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE SOLE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. SHARES OF SERIES B SENIOR PREFERRED STOCK, THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF YOU ELECT TO DELIVER BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional Series B Preferred Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile of this Letter of Transmittal), waive any right to receive any notice of the acceptance for payment of their Series B Preferred Shares.

3.	Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of Series B Preferred Shares should be listed on a separate signed schedule attached hereto.

4.	Partial Tenders. If fewer than all of the Series B Preferred Shares represented by any certificate or shares held in book-entry on the records of the Depositary submitted to the Depositary are to be tendered, fill in the number of Series B Preferred Shares that are to be tendered in the box entitled “Description of Series B Preferred Shares Tendered.” You MUST indicate the number of shares you are tendering. Otherwise, all shares represented by certificate(s) or book-entry delivered to the Depositary Agent will be deemed to have been tendered. In any such case, new certificate(s) for the remainder of the Series B Preferred Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the Series B Preferred Shares tendered herewith. All Series B Preferred Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.	Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Series B Preferred Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change or alteration whatsoever.

If any of the Series B Preferred Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If any Series B Preferred Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing and submit proper evidence satisfactory to Centrus of his or her authority to so act.

If this Letter of Transmittal is signed by the registered owner(s) of the Series B Preferred Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Purchase Price is to be made, or certificates for Series B Preferred Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Series B Preferred Shares tendered hereby, the certificate(s) representing such Series B Preferred Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

6.	Stock Transfer Taxes. Centrus will pay any stock transfer taxes with respect to the transfer and sale of Series B Preferred Shares to it pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or if Series B Preferred Shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if Series B Preferred Shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer to such person(s) will be the responsibility of the registered owner.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

7.	Special Payment and Delivery Instructions. If a check for the Purchase Price of any Series B Preferred Shares accepted for payment is to be issued in the name of, and/or certificates for any Series B Preferred Shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

8.	Waiver of Conditions; Irregularities. All questions as to the number of Series B Preferred Shares to be accepted, the Purchase Price to be paid for Series B Preferred Shares to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Series B Preferred Shares and the validity (including time of receipt) and form of any notice of withdrawal of tendered Series B Preferred Shares will be determined by Centrus, in its sole discretion, and such determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. Centrus may delegate power in whole or in part to the Depositary. Centrus reserves the absolute right to reject any or all tenders of any Series B Preferred Shares that Centrus determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of Centrus’ counsel, be unlawful. Centrus reserves the absolute right to reject any notices of withdrawal that it determines are not in proper form. Centrus also reserves the absolute right, subject to the applicable rules and regulations of the Securities and Exchange Commission, to waive any of the conditions of the Offer prior to the Expiration Date, or any defect or irregularity in any tender or withdrawal with respect to any particular Series B Preferred Shares or any particular stockholder (whether or not Centrus waives similar defects or irregularities in the case of other stockholders), and Centrus’ interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. In the event a condition is waived with respect to any particular stockholder, the same condition will be waived with respect to all stockholders. No tender or withdrawal of Series B Preferred Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering or withdrawing stockholder or waived by Centrus. Centrus will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender or withdrawal of Series B Preferred Shares. Unless waived, any defects or irregularities in connection with tenders or withdrawals must be cured within the period of time Centrus determines. None of Centrus, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any tender or withdrawal, nor will any of the foregoing incur any liability for failure to give any such notification.

9.	Backup Withholding. In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Offer, a U.S. Holder (as defined below) tendering Series B Preferred Shares in the Offer must (a) qualify for an exemption, as described below, or (b) provide the Depositary or other applicable withholding agent with such U.S. Holder’s correct taxpayer identification number (“TIN”) (i.e., social security number or employer identification number) on IRS Form W-9, a copy of which is included with this Letter of Transmittal, and certify under penalties of perjury that (i) the TIN provided is correct, (ii) (x) the U.S. Holder is exempt from backup withholding, (y) the U.S. Holder has not been notified by the Internal Revenue Service (the “IRS”) that such U.S. Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (z) the IRS has notified the U.S. Holder that such U.S. Holder is no longer subject to backup withholding, and (iii) the U.S. Holder is a U.S. person (including a U.S. resident alien). If a U.S. Holder does not provide a correct TIN or fails to provide the certifications described above, the IRS may impose a $50 penalty on such U.S. Holder and payment of cash to such U.S. Holder pursuant to the Offer may be subject to backup withholding at the applicable statutory rate (currently 24%).

A “U.S. Holder” is any stockholder that for U.S. federal income tax purposes is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership formed under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is timely given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained upon timely filing an income tax return.

A tendering U.S. Holder is required to give the Depositary or other applicable withholding agent the TIN of the record owner of the Series B Preferred Shares being tendered. If the Series B Preferred Shares are held in more than one name or are not in the name of the actual owner, consult the instructions to the enclosed IRS Form W-9 for guidance on which number to report.

If a U.S. Holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. Holder should write “Applied For” in the space provided for the TIN in Part I of the IRS Form W-9, and sign and date the IRS Form W-9. Writing “Applied For” means that a U.S. Holder has already applied for a TIN or that such U.S. Holder intends to apply for one soon. Notwithstanding that the U.S. Holder has written “Applied For” in Part I, the Depositary will withhold the applicable statutory rate (currently 24%) on all payments made prior to the time a properly certified TIN is provided to the Depositary.

Some stockholders are exempt from backup withholding. To prevent possible erroneous backup withholding, exempt stockholders should consult the instructions to the enclosed IRS Form W-9 for additional guidance.

Non-U.S. Holders (as defined in the section of the Offer to Purchase entitled “The Offer — Material U.S. Federal Income Tax Consequences”) should complete and sign the main signature form and IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) in order to avoid backup withholding. A copy of the appropriate IRS Form W-8 may be obtained from the IRS website (www.irs.gov). A disregarded domestic entity that has a foreign owner must use the appropriate IRS Form W-8, and not the IRS Form W-9. See the instructions to the enclosed IRS Form W-9 for more instructions.

10.	Withholding on Non-U.S. Holders. If you are a non-U.S. Holder, because it is unclear whether the cash you receive in connection with the Offer will be treated (i) as proceeds of a sale or exchange or (ii) as a distribution, the Depositary or other applicable withholding agent may treat such payment as a dividend distribution for withholding purposes. Accordingly, if you are a non-U.S. Holder, you may be subject to withholding on payments to you at a rate of 30% of the gross proceeds paid, unless the Depositary or other applicable withholding agent determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with your conduct of a trade or business within the United States. See the section of the Offer to Purchase entitled “The Offer — Material U.S. Federal Income Tax Consequences”. In order to obtain a reduced rate of withholding pursuant to an applicable income tax treaty, a non-U.S. Holder must deliver to the Depositary, before the payment is made, a properly completed and executed IRS Form W-8BEN or W-8BEN-E claiming such reduction. In order to claim an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a non-U.S. Holder must deliver to the Depositary or other applicable withholding agent, before the payment is made, a properly completed and executed IRS Form W-8ECI. A non-U.S. Holder may be eligible to obtain a refund of all or a portion of any U.S. federal tax withheld if such non-U.S. Holder meets the “complete termination,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in the section of the Offer to Purchase entitled “The Offer — Material U.S. Federal Income Tax Consequences” or is otherwise able to establish that such non-U.S. Holder is entitled to a reduced rate of withholding pursuant to any applicable income tax treaty and a higher rate was withheld.

Under Sections 1471 through 1474 of the Code, commonly referred to as “FATCA,” and related administrative guidance, a United States federal withholding tax of 30% generally will be imposed on dividends that are paid to “foreign financial institutions” and “non-financial foreign entities” (as specifically defined under these rules), whether such institutions or entities hold Series B Preferred Shares as beneficial owners or intermediaries, unless specified requirements are met. Because, as discussed in the section of the Offer to Purchase entitled “The Offer — Material U.S. Federal Income Tax Consequences”, the Depositary or other applicable withholding agent may treat amounts paid to non-U.S. Holders in the Offer as dividend distributions for United States federal income tax purposes, such amounts may also be subject to withholding under FATCA if such requirements are not met. In such case, any withholding under FATCA may be credited against, and therefore reduce, any 30% withholding tax on dividend distributions as discussed above. Non-U.S. Holders should consult with their tax advisors regarding the possible implications of these rules on their disposition of Series B Preferred Shares pursuant to the Offer.

NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX WITHHOLDING RULES, INCLUDING ELIGIBILITY FOR A WITHHOLDING TAX REDUCTION OR EXEMPTION, AND THE REFUND PROCEDURE, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Any payments made pursuant to the Offer, whether to U.S. or non-U.S. Holders, that are treated as wages will be subject to applicable wage withholding (regardless of whether an IRS Form W-9 or applicable IRS Form W-8 is provided).

11.	Requests for Assistance or Additional Copies. If you have questions or need assistance, you should contact the Information Agent at its address and telephone number set forth on the back cover of this Letter of Transmittal. If you require additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at Centrus’ expense.

12.	Lost, Destroyed or Stolen Certificates. If any certificate representing Series B Preferred Shares has been lost, destroyed or stolen, the stockholder should promptly notify the Depositary. The stockholder will then be instructed by the Depositary as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

13.	No Conditional Tenders. As described in the Offer to Purchase, the Offer is not conditioned upon the receipt of any financing or on any minimum number of shares being tendered. However, the Offer is subject to certain conditions. See “The Offer – General Terms - Conditions to the Offer.”.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE OF THIS LETTER OF TRANSMITTAL), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SHARES OF SERIES B SENIOR PREFERRED STOCK MUST BE RECEIVED BY THE DEPOSITARY OR SHARES OF SERIES B SENIOR PREFERRED STOCK MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and address set forth below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or related documents may be directed to the Information Agent at its telephone numbers or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail:	By Overnight Courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021

By E-Mail:

canoticeofguarantee@computershare.com

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd
Floor New York, New York 10005

Banks and Brokers Call: (212) 269-5550

All Others Call Toll-Free: (866) 864-7964

Email: centrus@dfking.com